EXHIBIT 99.1

NEWS RELEASE

Broadcom Business Press Contact	Investor Relations Contact

Bill Blanning or Eileen Algaze	Nick Kormeluk

Corporate Communications Department	Director, Investor Relations

949-585-5555 or 949-585-5971	949-585-6932

blanning@broadcom.com	nickk@broadcom.com

ealgaze@broadcom.com

Broadcom Reports Results for Fourth Quarter and Full Year 2001

IRVINE, Calif. – January 23, 2002 – Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling broadband communications, today reported financial results for the fourth fiscal quarter and year ended December 31, 2001.

Net revenue for the fourth quarter of 2001 was $226.8 million, an increase of 6.2% over the $213.6 million reported in the third quarter of 2001 and a decrease of 33.3% from the $340.2 million reported in the fourth quarter of 2000. Pro forma net loss for the fourth quarter of 2001 was $28.8 million, or $.11 per share (basic and diluted). This compares with pro forma net loss of $34.0 million, or $.13 per share (basic and diluted), in the third quarter of 2001, and pro forma net income of $58.0 million, or $.21 per share (diluted), in the fourth quarter of 2000.

Broadcom reports net income (loss) and diluted earnings (loss) per share on a pro forma basis, which excludes the effects of acquisition-related expenses, payroll taxes on certain stock option exercises, certain non-recurring charges, such as goodwill impairment, restructuring costs and loss on strategic investments, non-operating gains, and related income tax effects. Including these charges, gains and effects, substantially all of which were non-cash, net loss for the fourth quarter of 2001 was $329.6 million, or $1.27 per share (basic and diluted), compared with a net loss of $1,619.2 million, or $6.36 per share (basic and diluted), in the third quarter of 2001, and a net loss of $768.3 million, or $3.28 per share (basic and diluted), in the fourth quarter of 2000. Broadcom uses pro forma reporting internally to evaluate its operating performance and believes this presentation provides its investors with additional insight on its underlying operating results.

Both net loss and pro forma net loss per share for the fourth quarter were based on 259.5 million weighted average shares outstanding (basic and diluted), compared to 254.5 million weighted average shares outstanding (basic and diluted) in the third quarter of 2001. Net loss and pro forma net income per share for the fourth quarter of 2000 were based on 234.1 million weighted average shares outstanding (basic and diluted) and 274.1 million weighted average shares outstanding (diluted), respectively.

For the year ended December 31, 2001, net revenue was $961.8 million, a decrease of 12.3% from the $1,096.2 million reported for the year 2000. Pro forma net loss for the year 2001 was $85.8 million, compared to pro forma net income of $242.7 million reported for the year 2000. Pro forma net loss per share for the year 2001 was $.34 (basic and diluted) versus pro forma net income of $.93 per share (diluted) for the same period in 2000. Including the charges, gains and effects excluded in pro forma reporting, net loss for the full year 2001 was $2,742.0 million, or $10.79 per share (basic and diluted), compared to a net loss of $687.8 million, or $3.13 per share (basic and diluted), for the year 2000. Both net loss and pro forma net loss per share for the year ended December 31, 2001 were based on 254.0 million weighted average shares outstanding (basic and diluted); net loss and pro forma net income per share for the year ended December 31, 2000 were based on 220.1 million weighted average shares outstanding (basic and diluted) and 261.4 million weighted average shares outstanding (diluted), respectively.

“Once again Broadcom delivered strong quarterly results, with revenue, gross margin and operating margin all improving over the prior quarter,” said Dr. Henry T. Nicholas III, Broadcom’s President and CEO. “We are seeing improvement in our end markets and we continue to generate a strong flow of new products for both existing and new markets. We plan to continue to leverage our breadth and core competencies in broadband to drive convergence of various markets.”

“On the access side of the business, we demonstrated our ability to leverage our engineering strengths by effectively launching new products into three large broadband access markets: Wireless LAN, ADSL and Direct Broadcast Satellite (DBS),” Nicholas said. “In addition, we continued to develop products that add features and functionality across our principal markets, including, for example, Personal Video Recorder (PVR) products for cable and DBS markets, switching products for the business enterprise, and Voice-over-IP (VoIP) products that reach across both home and enterprise networks. We will continue to drive the convergence of once separate broadband networks, as the only chip vendor capable of providing end-to-end solutions for all areas of broadband connectivity.”

Following is a review of selected key accomplishments and progress during the quarter in the principal markets served by Broadcom:

Broadcom’s wireless initiatives made significant advances during the quarter, specifically in Wireless LAN and BluetoothTM. In Wireless LAN, Broadcom started sampling the industry’s first direct-conversion, all-CMOS two-chip solution for the IEEE 802.11b wireless networking standard. This product has recently secured design wins at leading industry equipment manufacturers. In Bluetooth, Broadcom and Palm Inc. agreed to collaborate in developing advanced Bluetooth solutions for next-generation handheld computers. This collaboration demonstrates the increasing importance for Personal Area Networks that allow for robust communication and data sharing among cell phones, PDAs, handheld computers, laptops, desktops, wireless printers, servers and Internet web sites. Broadcom has been developing products in the wireless area for over a year and continues to focus significant engineering resources on the design of wireless products and their integration into enterprise and home networks.

In the digital cable and satellite set-top box markets, Broadcom’s products continued to drive new functions, such as PVR, and higher levels of integration of set-top boxes. The list of partners utilizing its PVR technology grew with the additions of EchoStar and Liberate Technologies. EchoStar’s DishPVR 721 satellite set-top box, powered by a graphics and video recorder chip from Broadcom, won “Best of Show” at the International Consumer Electronics Show in Las Vegas earlier this month. Broadcom and Liberate partnered in PVR by combining Liberate’s next generation software with Broadcom’s silicon solutions.

In the server solutions market, the company’s ServerWorks subsidiary announced SystemI/O™ technology that supports ultra low voltage Pentium® III processors. These SystemI/O products are the only core logic products that support the ultra low voltage processors, PC 133 and 64-bit PCI. They have been validated by major server OEMs and began shipping in the fourth quarter.

In the cable modem market, Broadcom announced that ADC, ARRIS, Cadant and Motorola are all planning to adopt Broadcom’s new Media Access Controller (MAC) for their next-generation Cable Modem Termination Systems (CMTS). Separately, three of Broadcom’s customers received certification from CableLabs® for their Data Over Cable Service Interface Specification (DOCSIS™) 1.1 high-speed cable modems. DOCSIS 1.1 provides a platform that includes Quality of Service (QoS) and other capabilities that enable VoIP telephony, streaming media and layered data services to cable modem subscribers.

During the quarter, Broadcom advanced its leadership position in the enterprise networking market with the introduction of its new 0.13-Micron QuadSquadTM Gigabit Transceiver that reduces design complexity, lowers system cost and accelerates time-to-market for customers, all with the industry’s lowest power consumption of less than one watt per port. Broadcom’s line of high performance and low power 0.13-Micron Gigabit Ethernet products continues to drive the transition of enterprise networks from Fast Ethernet to Gigabit Ethernet at compelling price points.

Broadcom also made progress with its enterprise switching products. Several tier one networking equipment vendors commenced volume production of Ethernet switches based on Broadcom’s StrataSwitchTM products, which integrate 24 Fast Ethernet plus two Gigabit Ethernet ports on a single chip. Networking equipment based on StrataSwitch chips is able to switch, route and perform advanced Layer 4-7 packet filtering on all Fast and Gigabit Ethernet packets simultaneously at wire speed. Broadcom’s StrataSwitch products are a driving force in the convergence of voice and data networks within the corporate enterprise, reducing two separate networks into one.

In the ADSL market, Broadcom sampled and received design wins for its 12-port ADSL chip for Digital Subscriber Line Access Multiplexer (DSLAM) line cards. Broadcom’s entry into this market comes with the industry’s highest performance, lowest power and most integrated solution, all in the smallest package, which is critical to DSL service providers. Broadcom expects this new market will represent a significant opportunity in 2002.

In the broadband processor market, Broadcom expanded its SiByteTM family of products by introducing a new line of industry-leading, high-performance single-core MIPS® processors. These highly-integrated products scale up to one gigahertz clock speed, with power consumption below four watts, and are targeted at high volume applications in communications, storage and imaging. This product line follows the continued success of Broadcom’s dual MIPS-based system-on-a-chip solution shipping in the market today. Using a single-core in the new products allows them to target a wider range of high volume applications that require high performance to process, manage and move data at very high rates, while meeting strict power and space requirements.

For the e-Commerce security market, Broadcom initiated integrated plug-and-play support for its e-Commerce security adapters and processors for Red Hat® Linux™, making them the first open source SSL hardware accelerators supported in Red Hat Linux. Linux-based open source servers represent the fastest web-server platform for secure applications, and are continuing to gain share in the marketplace. Broadcom’s adapters and e-Commerce processors enable secure e-Commerce transactions at peak volumes with no impact to performance.

“In summary, we believe that our fourth quarter demonstrated Broadcom’s fundamental strengths, as we closed out a very challenging year on a strong note,” Nicholas concluded. “We continued to introduce market-leading products, we secured important design wins and we continued to invest resources to secure leadership positions in both our core and emerging markets. We believe we are well positioned to take advantage of growing opportunities in the broadband marketplace.”

Broadcom will conduct a conference call with analysts and investors to discuss its fourth quarter and year 2001 financial results and current financial prospects today at 4:45 p.m. Eastern Time (1:45 p.m. Pacific Time). The company will broadcast the conference over the Internet. To listen to the call, please visit the Investor Information section of the Broadcom Website at www.broadcom.com/investor. The Webcast will be recorded and available for replay until 5:00 p.m. Pacific Time on January 30, 2002.

About Broadcom

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband communications and networking of voice, video and data services. Using proprietary technologies and advanced design methodologies, Broadcom designs, develops and supplies complete system-on-a-chip solutions and related applications for digital cable set-top boxes and cable modems, high-speed local, metropolitan and wide area and optical networks, home networking, Voice over Internet Protocol (VoIP), carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, digital subscriber lines (xDSL), wireless communications, SystemI/O™ server solutions and network processing. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

This release and the earnings conference call may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements speak only as of the date hereof, and are based upon the information available to us now. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the recent significant economic slowdown in the technology sector and semiconductor industry; the timing, rescheduling or cancellation of significant customer orders and the ability of our customers to manage their inventory; the loss of a key customer; the effectiveness of our expense and product cost control and reduction efforts; changes in our product or customer mix; the volume of our product sales and pricing concessions on volume sales; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets; delays in the adoption and acceptance of industry standards in the foregoing markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes and customer indemnification claims and other types of litigation risk; the risks inherent in our acquisitions of technologies and businesses, including the successful completion of technology and product development through volume production, integration issues and costs, related accounting charges, and contractual, intellectual property and other issues; our ability to renegotiate or terminate on acceptable terms the product purchase and development agreements and performance-based warrants assumed in certain acquisitions; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the availability and pricing of third party semiconductor foundry and assembly capacity and raw materials; the effects of new and emerging technologies; the risks and uncertainties associated with our international operations, particularly in light of recent events; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; the quality of our products and any remediation costs; the effects of natural disasters, international conflicts and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our forthcoming Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom®, the pulse logo®, QuadSquad®, SiByte™, StrataSwitchTM and SystemI/O™ are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. Bluetooth™ is a trademark owned by Telefonaktiebolaget LM Ericsson AB and licensed to participants in the Bluetooth Special Interest Group (SIG) in the United States and certain other countries. CableLabs® and DOCSIS™ are trademarks of Cable Television Laboratories, Inc. Linux™ is a trademark of Linus Torvalds. Red Hat® is a registered trademark of Red Hat, Inc. All other trademarks mentioned are the property of their respective owners.

BROADCOM CORPORATION
Unaudited Pro Forma Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2001	2000	2001	2000

Net revenue	$226,821	$340,237	$961,821	$1,096,160

Cost of revenue	115,614	159,863	489,887	476,359

Gross profit	111,207	180,374	471,934	619,801

Operating expense:

Research and development	109,399	85,851	445,205	239,841

Selling, general and administrative	41,448	30,699	154,414	98,244

Income (loss) from operations	(39,640)	63,824	(127,685)	281,716

Interest income, net	4,156	9,149	23,019	24,299

Other expense, net	(562)	(527)	(2,602)	(2,693)

Income (loss) before income taxes	(36,046)	72,446	(107,268)	303,322

Provision (benefit) for income taxes	(7,210)	14,490	(21,454)	60,665

Pro forma net income (loss)	$(28,836)	$57,956	$(85,814)	$242,657

Pro forma basic earnings (loss) per share	$(.11)	$.25	$(.34)	$1.10

Pro forma diluted earnings (loss) per share	$(.11)	$.21	$(.34)	$.93

Weighted average shares (basic)	259,471	234,073	254,021	220,101

Weighted average shares (diluted)	259,471	274,103	254,021	261,359

Pro Forma Only

The above pro forma statements are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. This presentation is not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may not be consistent with the presentation used by other companies. However, the Company believes this presentation provides its investors with additional insight on its underlying operating results, and the Company uses this presentation internally to evaluate its operating performance.

In reporting pro forma results for the fourth quarter of 2000 we had reported gross revenue before the reduction of the contra-revenue charge related to performance-based warrants. In the second quarter of 2001 we began reporting pro forma revenue net of this contra-revenue amount. As a result, net revenue as reported for pro forma and GAAP purposes will be the same. This change has been reflected in the reported results for both the twelve month periods ended December 31, 2000 and 2001.

BROADCOM CORPORATION
Unaudited Reconciliation of Pro Forma Adjustments
(In thousands)

The following represents a reconciliation (unaudited) of pro forma net income (loss) to GAAP net loss. The amounts below are substantially non-cash and relate primarily to the Company’s acquisitions.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2001	2000	2001	2000

Pro forma net income (loss)	$(28,836)	$57,956	$(85,814)	$242,657

Acquisition-related and other special charges:

Stock-based compensation	130,474	89,230	499,940	119,885

Payroll tax expense on option exercises	449	2,066	2,681	16,912

Amortization of goodwill	136,121	121,585	753,042	136,984

Amortization of purchased intangible assets	20,419	2,905	78,933	3,521

Impairment of goodwill	—	—	1,181,649	—

In-process research and development	—	667,390	109,710	713,050

Restructuring costs	—	—	34,281	—

Litigation settlement costs	—	—	3,000	—

Merger-related costs	—	—	—	4,745

Loss on strategic investments	—	—	32,736	—

Non-operating gains	(3,923)	—	(4,463)	—

Income tax effects	17,210	(56,950)	(35,275)	(64,618)

GAAP net loss	$(329,586)	$(768,270)	$(2,742,048)	$(687,822)

BROADCOM CORPORATION
Unaudited Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2001	2000	2001	2000

Net revenue	$226,821	$340,237	$961,821	$1,096,160

Cost of revenue (1)	132,385	165,684	557,733	484,219

Gross profit	94,436	174,553	404,088	611,941

Operating expense:

Research and development (2) (3)	109,638	87,326	446,648	250,676

Selling, general and administrative (2) (3)	41,625	31,208	155,448	103,305

Stock-based compensation (4)	127,124	85,342	484,039	115,307

Amortization of goodwill (4)	136,121	121,585	753,042	136,984

Amortization of purchased intangible assets (4)	7,031	1,054	27,192	1,255

Impairment of goodwill	—	—	1,181,649	—

In-process research and development (4)	—	667,390	109,710	713,050

Restructuring costs	—	—	34,281	—

Litigation settlement costs	—	—	3,000	—

Merger-related costs	—	—	—	4,745

Loss from operations	(327,103)	(819,352)	(2,790,921)	(713,381)

Interest income, net	4,156	9,149	23,019	24,299

Other income (expense), net	3,361	(527)	(30,875)	(2,693)

Loss before income taxes	(319,586)	(810,730)	(2,798,777)	(691,775)

Provision (benefit) for income taxes	10,000	(42,460)	(56,729)	(3,953)

Net loss	$(329,586)	$(768,270)	$(2,742,048)	$(687,822)

Basic loss per share	$(1.27)	$(3.28)	$(10.79)	$(3.13)

Diluted loss per share	$(1.27)	$(3.28)	$(10.79)	$(3.13)

Weighted average shares (basic)	259,471	234,073	254,021	220,101

Weighted average shares (diluted)	259,471	234,073	254,021	220,101

Notes:

(1) Cost of revenue includes the following:

Stock-based compensation	$3,350	$3,888	$15,901	$4,578

Amortization of purchased intangible assets	13,388	1,851	51,741	2,266

Payroll tax expense on certain stock option exercises	33	82	204	1,016

	$16,771	$5,821	$67,846	$7,860

(2) Stock-based compensation expense is excluded from the following:

Research and development	$88,078	$62,513	$321,571	$85,302

Selling, general and administrative	39,046	22,829	162,468	30,005

	$127,124	$85,342	$484,039	$115,307

	Amortization of purchased intangible assets is excluded from the following:

Research and development	$6,809	$951	$26,314	$1,152

Selling, general and administrative	222	103	878	103

	$7,031	$1,054	$27,192	$1,255

(3) Employer payroll tax expense on certain stock option exercises is included in the following:

Research and development	$239	$1,475	$1,443	$10,835

Selling, general and administrative	177	509	1,034	5,061

	$416	$1,984	$2,477	$15,896

(4) Represents non-cash acquisition-related expenses charged to operations.

BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2001	2000

ASSETS

Current assets:

Cash and cash equivalents	$403,758	$523,904

Short-term marketable securities	136,028	77,682

Accounts receivable, net	57,187	172,314

Inventory	22,267	52,137

Deferred taxes	13,651	10,397

Other current assets	40,840	39,220

Total current assets	673,731	875,654

Property and equipment, net	157,336	132,870

Long-term marketable securities	109,767	1,984

Deferred taxes	275,916	351,937

Goodwill and purchased intangible assets, net	2,338,740	3,260,464

Other assets	67,808	54,913

Total assets	$3,623,298	$4,677,822

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Trade accounts payable	$103,032	$78,163

Wages and related benefits	35,839	34,720

Accrued liabilities	158,971	66,030

Short-term debt and current portion of long-term debt	114,040	23,649

Total current liabilities	411,882	202,562

Long-term debt, less current portion	4,006	—

Shareholders’ equity	3,207,410	4,475,260

Total liabilities and shareholders’ equity	$3,623,298	$4,677,822